Exhibit 5
                                                                         Opinion
                               Leonard E. Neilson
                                 Attorney at Law
                              1121 East 3900 South
                               Suite 200, Bldg. C
                            Salt Lake City, UT 84124
Phone:  (801) 288-2855                                      Fax:  (801) 288-2850


                               September 30, 1998



Trans Energy, Inc.
210 Second Street
P.O. Box 393
St. Marys, West Virginia 2170

                 Re:      Form SB-2 Registration Statement of Trans Energy, Inc.

To the Board of Directors:

         I have acted as counsel to Trans Energy, Inc., a Nevada corporation (the "Company"), in connection with its Registration Statement on Form SB-2 related to the offer and issuance of 6,034,750 of the Company's authorized but previously unissued common stock, par value One Tenth of a Cent ($.001) per share (the "Common Stock"). The subject 6,034,750 shares of Common Stock (the "Shares") are to offered as follows: (i) 5,034,471 shares issued pursuant to the conversion of certain Debentures and the offer and sale of said shares by Selling Securityholders; (ii) 279 shares for the possible issuance of fractional shares due to rounding-up of conversions; and (iii) 1,000,000 shares to be offered by the Registrant. The shares of Common Stock are to be offered and issued pursuant to fulfillment of the terms and conditions set forth in the Registration Statement filed on Form SB-2 in accordance with the registration provisions of the Securities Act of 1933, as amended.

         I have examined the Articles of Incorporation and all amendments thereto, By-Laws, minutes of corporate proceedings and other corporate documents with respect to the issuance of the Shares. I have been furnished with originals, or copies certified to my satisfaction, of all such corporate or other records of the Company (the "Corporate Records") and I have made such other legal and factual examinations and inquiries as I have considered necessary as a basis for the opinions expressed herein. In the examination of the Corporate Records, I have presumed the authenticity of all signatures which existed on the Corporate Records and have presumed the veracity and regularity of all Corporate Records.

Trans Energy, Inc.
September 30, 1998
Page 2
         As to the  question of fact  material to this  opinion  letter,  I have relied upon the representations and warranties, certificates of and conversations and correspondences with, officers and representatives of the Company. Based upon the foregoing, I am of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada.

         2. The Shares have been legally and validly authorized under the Articles of Incorporation and Board of Directors of the Company and, when distributed and paid for in accordance with the terms set forth in the Registration Statement, the Shares will be duly and validly issued and outstanding, fully paid and nonassessable.

         I hereby consent to the reference to myself in the Registration Statement covering the offering of the Shares and the use of my name beneath the caption "Legal Matters" in the Prospectus forming a part thereof, and to the filing of a copy of this opinion as Exhibit 5 thereof.

                                  Yours truly,

                                  /S/

                                  Leonard E. Neilson
:ae

                               Leonard E. Neilson
                                 ATTORNEY AT LAW
                              1121 East 3900 South
                               Suite 200, Bldg. C
                            Salt Lake City, UT 84124

Phone:  (801) 288-2855                                      Fax:  (801) 288-2850

                               September 30, 1998



Securities and Exchange Commission
Attention Filing Desk:  Stop 1-4
450 Fifth Street, N.W.
Washington, DC 20549

Filed Via EdgarLink
-------------------

                  Re:      Trans Energy, Inc.
                           Registration Statement on Form SB-2
                           CIK no.  0000919721

Commissioners:

         On behalf of Trans Energy, Inc. (the "Registrant") in connection with its Registration Statement on Form SB-2 (the "Registration Statement"), and pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the applicable rules and regulations thereunder, please note the following:

         1. Pursuant to Regulation S-T of the Securities Act, one copy of the Registration Statement is attached hereto. The Exhibit Index is contained in the Registration Statement; and

         2. Funds in payment of the requisite filing fee, have been deposited by wire transfer into the Registrant's account at the Mellon Bank. The filing fee has been calculated in accordance with Rule 457 under the Securities Act.

         The Registration Statement covers the proposed offering of 6,034,750 shares of the Registrant's common stock (the "Shares") to be issued as follows:
(i) 5,034,471 shares issued pursuant to the conversion of certain Debentures and the offer and sale of said shares by Selling Securityholders; (ii) 279 shares for the possible issuance of fractional shares due to rounding-up of conversions; and (iii) 1,000,000 shares to be offered by the Registrant. The Registration Statement includes the Prospectus to be used for the offering.

         The Registrant would like the Registration Statement declared effective as soon as possible and accordingly, would appreciate the Commission Staff's assistance in this regard.

         Please  direct  your   comments  or  questions   with  respect  to  the
Registration Statement and the enclosed materials to the undersigned by telephone at (801) 288-2855, or by FAX at (801) 188-1850.

                                  Yours truly,

                                  /S/

                                  Leonard E. Neilson
:ae
attachments